United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 14, 2025

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Nevada	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, Cannae Holdings, Inc. (“Cannae”, the “Company”, or “our”) entered into a three-year employment agreement with Peter T. Sadowski, our Executive Vice President and Chief Legal Officer, (the "Chief Legal Officer Employment Agreement") and an amended and restated employment agreement with William P. Foley II, our Chairman, Chief Executive Officer and Chief Investment Officer (the "Chief Executive Officer Employment Agreement").

The Chief Legal Officer Employment Agreement is effective as of March 17, 2025 and contains a provision for automatic one-year extensions each year following the effective date and continuing thereafter unless the Company provides timely notice that the term should not be extended. Pursuant to the terms of the Chief Legal Officer Employment Agreement, Mr. Sadowski's minimum annual salary is $30,000. Mr. Sadowski is also eligible for an annual discretionary incentive bonus and participation in the Company's equity incentive plans, as determined by the Compensation Committee of the Company's board of directors (the “Board”). Mr. Sadowski and his eligible dependents are entitled and shall be eligible to medical and other insurance coverage we provide to our other top executives as a group.

The Chief Executive Officer Employment Agreement is effective as of March 17, 2025 and amends and restates Mr. Foley's previous employment agreement dated February 26, 2024. The primary change to the agreement is a new provision which provides that if Mr. Foley terminates his employment for Good Reason (as defined in the Chief Executive Officer Employment Agreement), the Company shall purchase half of Mr. Foley's then owned shares of common stock of the Company for a price equal to the greater of (i) $19.50 per share or (ii) 20% greater than the closing price of the Company's common stock on the date of such termination of employment.

The foregoing descriptions of the Chief Legal Officer Employment Agreement and amendments to the Chief Executive Officer Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Chief Legal Officer Employment Agreement and Chief Executive Officer Employment Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 8.01.	Other Items.

On March 14, 2025, the Compensation Committee and Related Person Transaction Committee of the Company's Board of Directors approved a change to the terms of the equity incentive awards granted to each of the directors of our Board of Directors which provides that the outstanding and unvested restricted stock and equity incentive awards will become immediately vested if any director is not reelected by a vote of the Company's shareholders.

The Company sent a letter dated March 17, 2025 to our Board of Directors notifying the directors of this change to their unvested restricted stock awards, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Employment Agreement between Cannae Holdings, Inc. and Peter T. Sadowski, effective as of March 17, 2025
10.2	Amended and Restated Employment Agreement between Cannae Holdings, Inc. and William P. Foley II, effective as of March 17, 2025
10.3	Letter to Directors dated March 17, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	March 17, 2025	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary